UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number: 000-31979

Date of Report: August 10, 2009

ARRAY BIOPHARMA INC.

(Exact name of registrant as specified in its charter)

DELAWARE	84-1460811
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3200 WALNUT STREET, BOULDER, COLORADO 80301

(Address of principal executive offices)

(303) 381-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                                            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                                            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                                            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                                            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 10, 2009, Array BioPharma Inc. (“Array”) and Comerica Bank signed a binding commitment letter to extend the maturity date under the Loan and Security Agreement between Array and Comerica Bank dated June 28, 2005, as amended, by 120 days to October 26, 2010. Array and Comerica Bank will enter into a definitive amendment to the Loan and Security Agreement further evidencing the extension of such maturity date.

On August 13, 2009, Array entered into a letter agreement with Deerfield Private Design Fund, L.P. and Deerfield Private Design International, L.P., healthcare investment funds (collectively, the “Deerfield Funds”), amending the Facility Agreement dated as of May 14, 2009 between Array and the Deerfield Funds. The letter agreement extended the date on which payment of interest is due for August 2009 from September 1, 2009 to September 15, 2009, and modified the date on which certain covenants are first applicable to the Deerfield Funds relating to the share repayment provisions of the Facility Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRAY BIOPHARMA INC.

Date: August 14, 2009
/s/ R. Michael Carruthers
R. Michael Carruthers, Chief Financial Officer